UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 24, 2019 (April 15, 2019)

Global Medical REIT Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-37815	46-4757266
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Bethesda Metro Center, Suite 440 Bethesda, MD 20814
(Address of Principal Executive Offices) (Zip Code)

(202) 524-6851
(Registrant’s Telephone Number, Including Area Code) Not Applicable (Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol:	Name of each exchange on which registered:
Common Stock, par value $0.001 per share	GMRE	NYSE
Series A Preferred Stock, Par value $0.001 per share	GMRE PrA	NYSE

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On April 18, 2019, Global Medical REIT Inc. (the “Company”) announced that on April 15, 2019 it, through a wholly-owned subsidiary of its operating partnership, Global Medical REIT L.P., closed on the acquisition of an aggregate 207,204 square-foot portfolio of four in-patient rehabilitation facilities (the “CNL Portfolio”). The aggregate purchase price of the CNL Portfolio was $94 million.

This Current Report on Form 8-K/A amends Item 9.01 of the original Form 8-K filed on April 18, 2019 to present the historical financial statements and the unaudited pro forma financial information required to be filed by Item 9.01 (a) and (b), for the Company’s acquisition of the CNL Portfolio.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

The combined statements of revenues and certain operating expenses of the CNL Portfolio for the three months ended March 31, 2019 (unaudited) and the year ended December 31, 2018, along with the accompanying notes to the combined statements of revenues and certain operating expenses for the periods presented, are filed as Exhibit 99.1 to this Current Report on Form 8-K/A and are incorporated by reference herein.

(b)	Unaudited Pro Forma Financial Information

This Current Report on Form 8-K/A includes the Company’s unaudited pro forma consolidated balance sheet as of March 31, 2019, the Company’s unaudited pro forma consolidated statements of operations for the three months ended March 31, 2019 and the year ended December 31, 2018, the notes to the unaudited pro forma consolidated financial statements for those periods, and the unaudited pro forma statement of taxable operating results and cash to be made available by operations for the year ended December 31, 2018. This unaudited consolidated financial information is filed as Exhibit 99.2 to this Current Report on Form 8-K/A and is incorporated herein by reference.

This unaudited pro forma financial information is not necessarily indicative of the expected financial position or results of the Company’s operations for any future period. Differences could result from numerous factors, including future changes in the Company’s portfolio of investments, changes in interest rates, changes in the Company’s capital structure, changes in property level operating expenses, changes in property level revenues, including rents expected to be received from the Company’s existing leases or leases the Company may enter into during and after 2019, and for other reasons.

(d)	Exhibits

Exhibit No.	Description

99.1	Combined statements of revenues and certain operating expenses of the CNL Portfolio for the three months ended March 31, 2019 (unaudited) and the year ended December 31, 2018, and the notes to the combined statements of revenues and certain operating expenses for the periods presented.

99.2	Unaudited pro forma consolidated balance sheet as of March 31, 2019, unaudited pro forma consolidated statements of operations for the three months ended March 31, 2019 and for the year ended December 31, 2018, the notes to the unaudited pro forma consolidated financial statements for those periods, and the unaudited pro forma statement of taxable operating results and cash to be made available by operations for the year ended December 31, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Medical REIT Inc.

By:	/s/ Jamie A. Barber
Jamie A. Barber
Secretary and General Counsel

Dated: June 24, 2019